UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

MONSTER WORLDWIDE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Monster Worldwide, Inc. (the “Company”) held its annual meeting of stockholders on June 8, 2010. The following proposals were submitted to the stockholders at the annual meeting:

1.	Election of Directors

Each of the following eight nominees for director was elected to serve a one-year term expiring at the Company’s 2011 annual meeting of stockholders. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each director are set forth below:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Salvatore Iannuzzi	96,244,701	3,577,389	86,537	7,118,363
Robert J. Chrenc	99,111,220	709,159	88,248	7,118,363
John Gaulding	98,606,983	1,213,954	87,690	7,118,363
Edmund P. Giambastiani, Jr.	98,431,858	1,395,107	81,662	7,118,363
Cynthia P. McCague	99,388,391	407,906	112,330	7,118,363
Jeffrey F. Rayport	94,821,142	4,996,961	90,524	7,118,363
Roberto Tunioli	99,029,669	796,369	82,589	7,118,363
Timothy T. Yates	97,740,094	3,360,117	82,510	7,118,363

2.	Ratification of Selection of Independent Registered Public Accountants

BDO Seidman, LLP was ratified as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to the ratification of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010 are set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
103,585,667	3,360,117	81,206	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Michael C. Miller

Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary

Date: June 9, 2010